Punch TV Studios, Inc.

Subscription Agreement
&
Investor Questionnaire
Private Equity Shares

Non-Accredited Investor

Version 1.0

September 22, 2015

CONFIDENTIAL

Presented by:

Punch TV Studios, Inc.
1123 East Redondo Boulevard, Suite 200
Inglewood, California 90302
Telephone: 909.486.4742

PunchTVStudios.com

SUBSCRIPTION AGREEMENT

PUNCH TV STUDIOS, INC.

A Delaware Corporation

This Subscription Agreement (“Agreement”) by and between Punch TV Studios, Inc. (“Punch” or “Company”), located at 1123 East Redondo Boulevard, Suite 200, Inglewood, California 90302, and (“Investor”):

Address:  ________________________________________________

  ________________________________________________

Telephone: ________________________________________________

SSN:             ________________________________________________

Collectively, Punch and Investor shall be referred to as the “Parties” and each as the “Party.”

WHEREAS Punch is a production studio seeking private investors in the Company;

WHEREAS Investor is not an accredited investor as defined by Section 501 of Regulation D, and is  desires to purchase shares in the Company in accordance with section 251(d)(2)(i)(C) of Regulation A;

WHEREAS Punch and Investor desire to enter into an agreement where Investor will purchase from Punch, and Punch will issue to Investor certain shares of Company under the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the Parties do agree and establish as follows:

1.	Subscription

At the price of $1.00 (one dollar US) per share, Investor hereby agrees to purchase and accept ________________ (________________) shares of Company (“Shares”) for a total investment of $________________ (________________ dollars US).

2.	Acceptance

Before this subscription for Shares is considered, the Investor must complete, execute and deliver to the authorized agent for the Company the completed and signed Investor Questionnaire. With respect to the acceptance of the subscription, Investor acknowledges that:

•	This Subscription is irrevocable, and, upon acceptance by the Company, shall be binding on the heirs, executors, administrators, successors and assigns of the Investor;

•
This subscription may be rejected in whole or in part by the Company in its sole discretion. In the event that this Subscription is rejected by the Company, all funds and documents tendered by the Investor shall be returned;

•	This Subscription shall be deemed accepted by the Company only when this Subscription Agreement is signed by the Company and/or its authorized agents;

•	Subscriptions need not be accepted by the Company in the order in which subscriptions were received;

•	The Subscription is not transferable or assignable by the Investor.

•
If the Investor is more than one person, the obligations of the Investor shall be joint and several and the representations and warranties shall be deemed to be made by and be binding on each such person and his heirs, executors, administrators, successors and assigns.

3.	Registration of Shares

3.1
Registration. Investor understands and acknowledges that the Shares are currently not registered with the SEC in accordance with the Securities Act of 1933 (the “Act”). Punch agrees, and as a condition to the investment in accordance with this Agreement, to register the Shares with the SEC and/or FINRA no later than 180 (one hundred eighty) calendar days following the execution of this Agreement at a estimated price of $1.00 per share.

September 22, 2015	Subscription Agreement Page	Page 1

Punch: _____		Investor: _____

3.2
Completion of Registration. Punch estimates that registration should take no longer than 60-90 calendar days from the date of filing with the SEC and/or FINRA; however, Punch can make no guarantees regarding the time to complete the registration, as this is dependent on numerous factors solely under the control of the SEC and/or FINRA.

3.3
Disclosure. Punch shall provide to Investor a digital copy (in PDF or HTML format) of the prospectus for Punch contained in the Form 1-A filed with the SEC. Investor is encouraged to read the prospectus thoroughly and consult with his attorney, investment advisor and/or accountant before making any investment in Punch.

3.4
Limitation on Transfer of Offered Shares. Investor acknowledges and agrees that he/she is aware that there are substantial restrictions on the transferability of the Shares. Because the Shares are not presently registered pursuant to the provisions of the Act, Investor agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Shares until the Shares have been registered, or unless such sale is exempt from such registration pursuant to the provisions of the Act. Investor further acknowledges and agrees that the Company has no obligation to assist Investor in obtaining any exemption from any registration requirements imposed by applicable law. Investor also acknowledges and agrees that he shall be responsible for compliance with all conditions on transfer imposed by a Securities Administrator of any state, province or territory and for any expenses incurred by the Company for legal and accounting services in connection with reviewing such a proposed transfer and issuing opinions in connection therewith.

4.	Lock-Up Provisions

Investor acknowledges that the Shares are subject to a lock-up provision, and Investor is not permitted to sell, trade or otherwise dispose of the Shares for a period of 6 (six) months following the registration of the Shares with the SEC and/or FINRA.

5.	Acknowledgements by Investor

The Investor understands and acknowledges that:

•	Investor has been advised to consult Investor’s own attorney concerning the Company and to consult with independent tax counsel regarding the tax considerations of participating in the Company.

•	The books and records of the Company will be reasonably available for inspection by the Investor and/or the Investor’s representatives, if any, at the Company’s place of business.

•	The offering is exempt, and has not been registered under the Securities Act of 1933, as amended (the “Act”).

•
Neither the Securities and Exchange Commission nor any other federal or state agency has passed upon the Shares or made any finding or determination concerning the fairness of this investment and no such agency has recommended or endorsed the Shares.

•
Since the Shares have not been registered under the Act or registered or qualified under any state law, a purchaser of Shares must bear the economic risk of investment for an indefinite period of time because the Shares will bear a restrictive legend and may not be sold, pledged, or otherwise transferred in the absence of an effective registration or qualification under federal and applicable state law or an opinion by counsel to the Company that such registration or qualification is not required.

•	The Investor will not make any sale, transfer, or other disposition of Shares except in compliance with the Act and its Rules and Regulations and applicable state law.

6.	Confidentiality

6.1
Confidential Information. The Parties acknowledge that the terms and conditions set forth in this Agreement are deemed “Confidential Information.” Further, either Party, on its own accord, may deem other information as Confidential Information, and that Party does not require approval or authorization from the other Party for the information to be deemed Confidential Information.

September 22, 2015	Subscription Agreement Page	Page 2

Punch: _____		Investor: _____

6.2
Non-Disclosure of Confidential Information. Except as may be required by law, and except as provided in this Article, the Parties shall not disclose any Confidential Information to any third party without the express, written consent of the other Party.

6.3
Limitations. The Parties agree that the confidentiality and non-disclosure requirements of this Agreement are limited to Confidential Information; and that the existence of this Agreement and Investor’s investment in Punch are not deemed Confidential Information, and may be disclosed, made public and promoted at the discretion of the Parties.

6.4
Exceptions to Disclosure. Investor may disclose any Confidential Information to his outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services. Investor shall hold such attorneys, accountants, auditors and investment advisors to the same level of confidentiality as provided in this Agreement, and Investor shall be liable for any and all damages, monetary or otherwise, as a result of any unauthorized disclosure of Confidential Information by his attorney, accountant, auditor and investment advisor.

6.5
Remedies. Other than disclosure in accordance with paragraphs 6.3 and 6.4, should any Party make any unauthorized disclosure of any Confidential Information, the other Party shall be entitled to injunctive relief preventing further disclosure of the Confidential Information, in addition to any other remedies, monetary or otherwise, available hereunder, whether at law or in equity. Any Party who sustains any damages, monetary or otherwise, as the result of the other Party’s unauthorized disclosure of Confidential Information shall be entitled to recover its costs and fees, including reasonable attorneys’ fees incurred in obtaining any such relief; and, in the event of litigation as a result of damages resulting from the unauthorized disclosure of any Confidential Information, the prevailing party shall be entitled to recover its court costs, expert witness fees, reasonable attorney’s fees and expenses.

7.	Representations, Warranties, and Covenants of the Investor.

The Investor represents and warrants as follows:

7.1
Investor and Investor’s representatives, if any, have been furnished all materials relating to the Company and its proposed activities, the offering of Shares or anything that they have requested, and have been afforded the opportunity to obtain any additional information and ask all questions concerning the Company and the Shares necessary to verify the accuracy of any representations or information provided by the Company and to understand any additional matters Investor believes are necessary to evaluate the investment and associated risks.

7.2
Neither Investor nor Investor’s representatives, if any, have been furnished any offering literature other than that provided by the Company, and Investor and Investor’s representatives, if any, have relied only on the information furnished or made available to them by the Company or its authorized agent.

7.3
Investor has not disclosed any information furnished or made available to Investor by the Company or Investor’s authorized agent to anyone other than Investor’s lawyer, accountant, or other financial advisors; no one except such advisors have used this information and Investor has not made any copies of it.

7.4	Investor has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of Shares.

7.5
The Company and its authorized agents have answered all inquiries that Investor and Investor’s representatives, if any, have put to it concerning the Company and its proposed activities, and all other matters relating to the Company, the offering and sale of the Shares.

7.6	Investor is aware that Investor's proposed investment in the Company is speculative and involves significant risks, which may result in the loss of that investment, or a portion thereof.

7.7	Investor has received no representation or warranties in making his investment decision.

7.8	Investor, if an individual, is at least twenty-one (21) years of age.

September 22, 2015	Subscription Agreement Page	Page 3

Punch: _____		Investor: _____

7.9
Investor, if an individual, is now a bona fide citizen of the United States of America and a bona fide resident of the state set forth below and the address and Social Security number or federal tax identification number set forth below are his true and correct residence and Social Security number or federal tax identification number. Investor has no current intention of becoming a resident of any other state or jurisdiction. If Investor is a corporation, partnership, trust or other form of business organization, Investor represents and warrants that Investor was formed pursuant to the laws of the State of California, and the Investor's principal place of business is within such state, and that the Investor was not organized for the purpose of acquiring the Shares.

7.10
Investor hereby represents and warrants that Investor's is not an “accredited Investor,” as defined by the provisions of Rule 501 of Regulation D, and, therefore, the total purchase of Offered Shares shall not exceed 10 % of the greater of such purchaser's: (1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or (2) Revenue or net assets for such purchaser's most recently completed fiscal year end if a non-natural person

7.11
Investor has adequate means of providing for Investor’s current needs and possible personal contingencies, and has no need in the foreseeable future for liquidity in Investor’s investment. Investor is able to accommodate the economic risks of the purchase of the Shares, has sufficient net worth to sustain a loss of this investment in the Company, or portion thereof, in event such loss should occur.

7.12	Investor’s commitment to all tax-sheltered investments is reasonable in relation to Investor’s net worth.

7.13
Investor is obtaining the Shares for Investor’s own account (or for a trust account if the Investor is a trustee) for investment purposes in a manner which would not require registration or qualification pursuant to the provisions of the Securities Act of 1933, as amended (“Act”), or any state Blue Sky Law. Investor is not obtaining these Shares with a view or intention to resell or distribute the same, and has no present intention, agreement, or arrangement to divide Investor’s participation with others or to resell, assign, transfer, or otherwise dispose of all or any part of the Shares for which the Investor has subscribed.

7.14
Investor understands that neither the Securities and Exchange Commission nor any Securities Administrator or similar person of any state or province has made any finding or determination relating to the fairness of any purchase of the Shares and that neither the Securities and Exchange Commission nor any Securities Administrator or similar person of any state or province has or will recommend or endorse a purchase of the Shares.

7.15
Investor has been advised that Shares must be held indefinitely unless (i) distribution of Shares is subsequently registered for resale under the Act or (ii) in the opinion of counsel acceptable to the Company, some other exemption from registration under the Act is available.

7.16
Except as set forth below, all of the information concerning Investor’s financial position and business experience that Investor has provided to the Company in the Investor Questionnaire completed by Investor, is correct and complete as of this date, and if there should be any material change in such information prior to the acceptance of this subscription by the Company, Investor will immediately furnish the revised or corrected information to the Company.

7.17
Investor is not relying on the Company nor any of its officers, managers, directors, controlling persons, agents, attorneys, accountants, employees or shareholders for independent legal, accounting, financial, or tax advice in connection with Investor’s evaluation of the risks and merits of investment in the Company and the consequences to Investor if such an investment.

8.
Indemnification. Investor acknowledges that Investor understands the meaning and legal consequences of the representations, warranties, and covenants specified in Article 7 of this Agreement and that the Company has relied on such representations, warranties, and covenants, and hereby agrees to indemnify the Company, its officers, managers, directors, controlling persons, agents, attorneys, accountants and employees harmless from and against any and all loss, damage, liability, cost, or expense incurred on account of or arising out of a breach of such representation, warranty or covenant.

Investor consents to the indemnification of the Company, its officers, managers, directors, controlling persons, agents, attorneys, accountants and employees to the extent such indemnification is lawful, and in accordance with the terms and conditions of the by-laws.

September 22, 2015	Subscription Agreement Page	Page 4

Punch: _____		Investor: _____

9.
Limitation on Transfer of Offered Shares. Investor acknowledges and agrees that Investor is aware that there are substantial restrictions on the transferability of the Shares. Because the Shares are not presently registered pursuant to the provisions of the Act, Investor agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Shares until the Shares have been registered, or unless such sale is exempt from such registration pursuant to the provisions of the Act. Investor further acknowledges and agrees that the Company has no obligation to assist Investor in obtaining any exemption from any registration requirements imposed by applicable law. Investor also acknowledges and agrees that Investor shall be responsible for compliance with all conditions on transfer imposed by a Securities Administrator of any state, province or territory and for any expenses incurred by the Company for legal and accounting services in connection with reviewing such a proposed transfer and issuing opinions in connection therewith.

10.
Compliance with Act. Investor understands and agrees that the following restrictions and limitations are applicable to Investor’s purchase and any sale, transfer, assignment, pledge, hypothecation or other disposition of Offered Shares pursuant to Section 4(2) of the Act and Rule 505 of Regulation D promulgated pursuant thereto:

(a)
Investor agrees that the Shares shall not be sold, pledged, hypothecated or otherwise disposed of unless the Shares are registered pursuant to the Act and applicable state or other applicable securities laws or are exempt therefrom.

(b)	A legend in substantially the following form has been or will be placed on any certificate(s) or other documents evidencing the Shares:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 AS AMENDED ("ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTIONS SPECIFIED IN SECTION 4(2) OF THE ACT AND REGULATION A PROMULGATED PURSUANT THERETO. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY OR ITS TRANSFER AGENT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR ITS TRANSFER AGENT THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OR ITS TRANSFER AGENT OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY OR ITS TRANSFER AGENT TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED PURSUANT THERETO. UPON REGISTRATION, THE SHARES SHALL BE SUBJECT TO A LOCK-UP PERIOD, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF 6 MONTHS FOLLOWING THE REGISTRATION OF THE SHARES.

(c)
Stop transfer instructions to the transfer agent of the Company have been or will be placed with respect to the Shares so as to restrict the sale, transfer, pledge, hypothecation or other disposition thereof, subject to the further terms hereof, including the provisions of the legend set forth in subparagraph (b) above.

(d)	The legend and stop transfer instructions described in subparagraphs (b) and (c) above will be placed on any new certificate(s) or other documents for transfer.

11.
Financial Information. Investor has previously been furnished an Investor Questionnaire (Exhibit “A”), which has been completed and executed by Investor and the information contained therein remains true and correct in material aspects.

12.
Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California except as to the manner in which Investor elects to take title to Shares, which shall be construed in accordance with the Laws of the state of his principal residence.

13.
Notices. All notices or other communications shall be in writing and shall be personally delivered, or, if mailed, sent to the following relevant address or to such other address as the recipient party may have indicated to the sending party in writing to the names and addresses set forth on the first page of this Agreement.

Any such notice shall be deemed given as of the date as personally delivered, sent by fax or e-mail, or mailed, if mailed by certified or registered mail, return receipt requested, or sent by Fed Ex, overnight mail, or a similar service. If otherwise mailed, the notice shall be deemed given as of the earlier of the fourth business day after mailing or actual receipt.

September 22, 2015	Subscription Agreement Page	Page 5

Punch: _____		Investor: _____

IN WITNESS, the parties have executed this Agreement on September _____, 2015

Agreed to and accepted

Punch TV Studios, Inc.	Investor

________________________________	________________________________
By: Joseph Collins	By: _____________________________

September 22, 2015	Subscription Agreement Page	Page 6

Punch: _____		Investor: _____

Exhibit “A”

INVESTOR QUESTIONNAIRE

PUNCH TV STUDIOS, INC.

A Delaware Corporation

PUNCH TV STUDIOS, INC, a Delaware Corporation ("Company"), will use the responses to this questionnaire to qualify prospective purchasers of its Shares for purposes of federal and state securities laws.

If the answer to any question below is "none" or "not applicable," please so indicate. Your answers will be kept confidential; however, by signing this questionnaire, you agree that the Company may present this questionnaire to any person it deems appropriate to establish the availability of exemptions from registration pursuant to state and federal securities laws.

1.           Name (as it should appear on stock certificate): _______________________________________

2.           Residence address: _____________________________________________________________

3.           Home telephone: ________________

4.           Date of birth: ________________

5.           Social security number:                                           ________________

6.           United States citizen:                                                      Yes                      No

If no, country of citizenship: ________________

7.           Occupation: ___________________________________________________________________

8.           Number of years: _____________

9.           Present employer: ______________________________________________________________

10.           Position/Title: __________________________________________________________________

11.           Business address: ______________________________________________________________

12.           Business telephone: ________________

13.           Business facsimile: ________________

14.	Each state and foreign country in which you have maintained your principal residence during the past three years, and the dates during which you resided in each:

________________________________________________________________

________________________________________________________________

15.	Are you registered to vote in, or do you have a driver's license issued by, or do you maintain a residence in any other state or country?

Yes           No

16.
Do you reasonably expect that either your own income from all sources during the current year will exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year will exceed $300,000?

Yes           No

17.	Percentage of your income anticipated to be derived from sources other than salary:

________________________________________________________________

18.
Was your yearly income from all sources during each of the last two years in excess of $200,000 or was the joint income of you and your spouse (if married) from all sources during each of those years in excess of $300,000?

Yes           No

September 22, 2015	Subscription Agreement Page	Page 7

Punch: _____		Investor: _____

19.	Will your net worth as of the date you purchase the Offered Shares, together with the net worth of your spouse, be in excess of $1 million?

Yes           No

20.	a.	Is your investment in the Company in excess of 10% of your annual income?

Yes           No

If yes, please specify the percentage of your income you are investing in the Company _____%

b.	Is your investment in the Company in excess of 10% of your total net worth?

Yes           No

If yes, please specify the percentage of your total net worth you are investing in the Company ____%

21.	If you have any existing personal or business relationship with the Company or any of its officers, directors or controlling persons, please describe the nature and duration of each relationship:

________________________________________________________________

________________________________________________________________

________________________________________________________________

22.	Are you purchasing the Offered Shares for your own account and for investment purposes only?

Yes           No           If no, please specify for whom you are investing and the reason for investing:

________________________________________________________________

________________________________________________________________

________________________________________________________________

23.	In evaluating this investment, will you use the services of any of the following advisors? If so, please identify, providing address and telephone number:

Accountant:

________________________________________________________________

________________________________________________________________

Attorney:

________________________________________________________________

________________________________________________________________

Licensed investment adviser:

________________________________________________________________

________________________________________________________________

24.           Anticipated amount of subscription: _________________________________________________

26.
Indicate type of ownership in which securities will be held: [Please consider carefully. Once your subscription is accepted, any change in the form of title constitutes a transfer of the Membership interest and will therefore be restricted by the terms of the by-laws and result in additional costs to you. Subscribers should seek the advice of their attorneys in deciding in which of the forms they should take ownership of the Shares. Because different forms of ownership can have varying gift tax, estate tax, income tax, and other consequences, depending on the State of the investor’s domicile and his or her particular personal circumstances]

*	Individual Ownership (one signature required)

*	Joint Tenants with right of survivorship and not as tenants in common (both or all parties must sign)

*	Community Property (One signature required if interest held in one name, i.e. managing spouse; two signatures required if interest held in both names)

*	Tenants in common (both or all parties must sign)

September 22, 2015	Subscription Agreement Page	Page 8

Punch: _____		Investor: _____

SIGNATURE PAGE TO INVESTOR QUESTIONNAIRE

In signing below, you acknowledge that the information provided in this questionnaire is true and correct in all material respects and that you understand that the Company and its counsel are relying on the truth and accuracy of that information in reliance on the exemption contained in Regulation A. You agree to notify the Company promptly of any changes in the foregoing information that occur before the investment.

Executed at _________________________________, on ________________, 2015

Investor:

 _______________________________________________________________
By:           ________________________________

September 22, 2015	Subscription Agreement Page	Page 9

Punch: _____		Investor: _____